UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2011

SOMBRIO CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52667	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

11500 Harry Hines Blvd Ste # 3, Dallas, Texas
75229
(Address of principal executive offices)		(Zip Code)

(866) 649-0075
Registrant's telephone number, including area code

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on the Form 8-K of Sombrio Capital Corp., a Nevada corporation (the “Company”) filed with the United States Securities and Exchange Commission on February 14, 2011, on February 8, 2011, the Company issued convertible debentures (the “Debentures”) to two accredited investors (“Investors”)  in the aggregate principal sum of $325,000. Under the Debentures, an “Events of Default” occurs, in relevant part, when the Company fails to file a certificate of amendment with the state of Nevada within sixty (60) days from February 8, 2011 to increase the Company’s authorized Common Stock to at least 500 million (the “Increase in Authorized Shares”) and if the Company fails to effectuate a dividend or forward split increasing the Company’s issued and outstanding common shares by 20 to 1 within sixty (60) days from February 8, 2011 (the “Forward Split”), pursuant to Section 5(a)(iii) of the Debentures.

On April 1, 2011, the Company and the Investors each entered into a letter agreement (the “Letter Agreement”), pursuant to which the Company and the Investors agreed to amend the Debentures such that the Increase in Authorized Shares and the Forward Split shall occur within ninety (90) days from February 8, 2011.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Form of Letter Agreement, dated April 1, 2011, by and among the Company and the Investors

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMBRIO CAPITAL CORP.

Dated: April 4, 2011	By:	/s/ David Bleeden
Name: David Bleeden
Title: Chief Executive Officer